                                                                    EXHIBIT 10.2


                             TERMINATION AGREEMENT


          THIS TERMINATION AGREEMENT is made and is effective as of April 30, 1998, by and between SCOTT A. BECK (the "Beck") and BOSTON CHICKEN, INC., a Delaware corporation (the "Company").


                              W I T N E S S E T H:


          WHEREAS, Beck has been serving as the President and Co-Chairman of the Board of Directors (the "Board") of the Company, and has tendered his resignation as an employee, officer and director of the Company effective as of the date hereof.

          WHEREAS, Beck and the Company have made certain agreements with respect to such resignation.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by the parties hereto as follows:

1. Outstanding Options. The Company confirms that the Stock Option Committee of the Board has taken all necessary action so that all stock options awarded to Beck under the Company's stock option plans or otherwise to purchase shares of the Company's Common Stock shall continue to vest as provided in Exhibit A attached hereto, regardless of the status of Beck's relationship with the Company. Further, all stock options awarded to Beck will remain outstanding and exercisable by him until November 10, 2001, and the terms and conditions of each such stock option are hereby modified to the extent necessary to provide therefor.

2. PFCI Note. The Company agrees to prepay in full all amounts then-owing pursuant to the Promissory Note (the "PFCI Note") delivered by the Company to Beck dated August 27, 1997 and modified on November 7, 1997 in the principal amount of $1,590,740 within ten business days after the Company receives one or more infusions of capital aggregating $70,000,000. Except as provided in the preceding sentence, all other terms of the PFCI Note shall remain in full force and effect.

3.  Indemnification.

     A. Indemnification. In the event Beck is or has been made a party or is or has been threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "Proceeding"), by reason of the fact that he is or was a director, officer, or employee of, or consultant to, the Company, or is or was a director, officer, or employee of, or consultant to, the Company and is or was serving at the request of the Company as a director, officer, or employee of another corporation or of a partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or inaction in an official capacity as such a director, officer, employee, consultant, or in any other capacity while serving as such a director, officer, employee, or consultant, he shall be indemnified and held harmless by the Company to the fullest extent authorized by applicable law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights then said law permitted the Company to provide prior to such amendment), against all expense, liability, and loss (including, without limitation, attorneys' fees for counsel selected by Beck, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by Beck in connection therewith, and such right to indemnification shall inure to the benefit of Beck's heirs, executors, and administrators. The right to indemnification conferred hereunder shall include the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that if applicable law requires, the payment of such expenses incurred by Beck in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by Beck while a director or officer, including, without limitation, service to an employee benefit plan), in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of Beck, to repay all amounts so advanced if it shall ultimately be determined that Beck is not entitled to be indemnified under this Section or otherwise. The Company agrees to notify Beck promptly upon learning of any Proceeding to which Beck has been made a party or is or has been threatened to be made a party or is involved.

     B. Nonexclusive Rights. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 3 shall not be exclusive of any other right which Beck may have or hereafter acquire under any statute, provision of the Certificate of Incorporation of the Company, Bylaw, agreement, vote of stockholders or disinterested directors of the Company, or otherwise.

4. Severability. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions hereof.

5. Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement, shall be deemed duly given if made in writing and delivered personally or mailed by postage prepaid, certified or registered mail, return receipt requested, accompanied by a second copy sent by ordinary mail, which notices shall be addressed as follows:

     If to Beck:          Scott A. Beck
                          ______________________________
                          ______________________________


     If to the Company:   Boston Chicken, Inc.
                          P.O. Box 4086
                          Golden, CO 80401
                          Attn: General Counsel

By notifying the other party in writing, given as aforesaid, either party may from time to time change his or its address or the name of any person to whose attention notice is to be given, or may add another person to whose attention notice is to be given, in connection with notice to such party.

6. Integration. This Agreement, along with the other documents referred to herein, contains the entire agreement of the parties hereto with respect to its subject matter and supersedes all previous agreements between the parties hereto, written or oral, express or implied, covering the subject matter hereof. No representations, inducements, promises, or agreements, oral or otherwise, not embodied herein, shall be of any force or effect.

7. No Waiver. No waiver or modification of any of the provisions of this Agreement shall be valid unless in writing and signed by or on behalf of the party granting such waiver or modification. No waiver by any party of any breach or default hereunder shall be deemed a waiver of any repetition of such breach or default or shall be deemed a waiver of any other breach or default, nor shall it in any way affect any of the other terms or conditions of this Agreement or the enforceability thereof. No failure of either party to exercise any power given him or it hereunder or to insist upon strict compliance by the other party with any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of the right of either such party to demand strict compliance with the terms hereof.

8. Amendment. This Agreement may not be supplemented or rescinded except by instrument in writing signed by the parties hereto after the date hereof. Neither this Agreement nor any of the rights of either of the parties hereunder may be terminated except as provided herein.

9. Governing Law. This Agreement shall be governed by and construed, and the rights and obligations of the parties hereto enforced, in accordance with the laws of the State of Colorado, without regard to conflict of law principles.

10. Headings. Section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


BOSTON CHICKEN, INC.



By:  /s/ Michael Daigle                /S/ Scott A. Beck
   ------------------------------   --------------------------
Its:  Sr. V.P. & General Counsel        SCOTT A. BECK

SCOTT A. BECK
809 11th Street
Boulder, CO 80302


    Boston Chicken, Inc.   Employee Stock Option Plan    Run Date 04/16/98

                               As of 04/16/98                 Page No. 1

 Date of                       Options       Options        Option      Date of                              Available
 Grant       Type of Grant     Granted     Outstanding      Price       Expir.        Options Vested       For Exercise
--------     -------------     -------     -----------     -------     --------     ------------------     ------------
03/04/92                       240,000       240,000       $1.4584     03/04/02       243,000 (Current)       240,000

05/01/92                       225,000       225,000       $1.6667     05/01/02       225,000 (Current)       225,000

01/15/93                       112,500       112,500       $3.3334     01/15/03       112,500 (Current)       112,500

11/10/97                        25,000        25,000       $8.9375     11/10/07             0 (Current)             0
                                                                                    25,000 on 11/10/98

11/10/97                        30,252        30,252       $8.9375     11/10/07             0 (Current)             0
                                                                                    15,126 on 11/10/98
                                                                                    15,126 on 11/10/99

11/10/97                       111,758       111,758       $8.9375     11/10/07             0 (Current)             0
                               167,010                                              37,252 on 11/10/98
                                                                                    37,253 on 11/10/99
                                                                                    37,253 on 11/10/00
                               -------     -----------                                                     ------------
                 Shares        744,510       744,510                                                          577,500

This summary supercedes any and all summaries previously delivered, is for informational purposes only, and does not create any entitlement, ownership, or other right to options or shares of Boston Chicken, Inc. regardless of whether options or shares are listed above. Options may only be granted in accordance with the Company's Employee Stock Option Plan, the Company's Stock Option Plan for Non-Employee Directors, or action of the Company's Board of Directors or other appropriate body are subject to the terms, vesting schedule, and conditions of such plan or grant.